EXHIBIT 99

                             JOINT FILER INFORMATION

Name:                                James D. Dondero

Address:                             Two Galleria Tower
                                     13455 Noel Road, Ste. 800
                                     Dallas, Texas 75201

Designated Filer:                    Highland Capital Management, L.P.

Issuer and Ticker Symbol:            Highland Credit Strategies Fund (NYSE: HCF)

Date of Event Requiring Statement:   January 30, 2008

Relationship of Reporting Person(s) President and CEO to Issuer:

If Amendment, Date Original Filed    February 1, 2008
(Month/Day/Year):

Individual or Joint/Group Filing:    Form filed by More than One Reporting
                                       Person

Signature:                                  /s/ James D. Dondero
                                            -------------------------------
                                            James D. Dondero
                                     Date:  February 4, 2008